PRICING SUPPLEMENT NO.104                               Rule 424(b) (3)
DATED: July 15, 1997                                File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:             Floating Rate Notes      Book Entry Notes
$10,000,000                   [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
July 17, 1997                 [_]                      [_]


Maturity Date:
July 17, 1998

Option to Extend Maturity:                      No  [x]

                                                Yes [_]   Final Maturity Date:



                                            Optional          Optional
                       Redemption           Repayment         Repayment
Redeemable On          Price(s)             Date(s)           Price(s)
-------------          ----------           ---------         ---------

N/A                    N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly


[_]         CMT Rate


Initial Interest Rate: 5.65578%

Index Maturity:  One Month

Spread (plus or minus): -0.02%
--------------------------------

*        8/18/97, 9/17/97, 10/17/97, 11/17/97, 12/17/97, 1/20/98,
         2/17/98, 3/17/98, 4/17/98, 5/18/98 and 6/17/98.

**       8/18/97,  9/17/97,  10/17/97,  11/17/97,  12/17/97,  1/20/98,  2/17/98,
         3/17/98, 4/17/98, 5/18/98, 6/17/98 and 7/17/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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